EXHIBIT 21.1
CONSOLIDATED SUBSIDIARIES OF TEREX CORPORATION
(as of February 22, 2016)

Name of Subsidiary	Jurisdiction of Incorporation
Arabian Cranes and Services - Qatar LLC	Qatar
A.S.V. Holding, LLC	Minnesota
B-L Pegson Limited	United Kingdom
Brown Lenox & Co. Limited	United Kingdom
CBI Europe B.V.	Netherlands
Central Systems and Automation Limited	United Kingdom
Cliffmere Limited	United Kingdom
Continental Biomass Holding B.V.	Netherlands
CMI Terex Corporation	Oklahoma
DBIS (Software and Automation) Ltd.	United Kingdom
DCC France Holdco S.A.	France
Demag Cranes & Components Guarantee Ltd.	United Kingdom
Demag Cranes & Components Holdings Limited	Dubai
Demag Cranes & Components Holdings Ltd.	United Kingdom
Demag Cranes & Components S.A.S.	France
Demag Cranes & Components S.A.U.	Spain
Demag Cranes & Components S.p.A.	Italy
Demag Weihua (Liaoning) Material Handling	China
Donati (Shanghai) Trading Co. Ltd.	China
Donati Ltd.	United Kingdom
Donati Sollevamenti S.r.l.	Italy
Fantuzzi Group Shanghai Ltd	China
Fantuzzi Noell Iberia SL	Spain
Fantuzzi Noell USA, Inc.	Illinois
Fantuzzi Reggiane Djibouti SARL	Djibouti
Fermec Holdings Ltd.	United Kingdom
Fermec International Ltd.	United Kingdom
Fermec Manufacturing Ltd.	United Kingdom
Finlay Hydrascreen (Omagh) Limited	N. Ireland
Genie Australia Wholesale Pty. Ltd.	Australia
Genie Australia Pty. Ltd.	Australia
Genie Cayman Holdings	Cayman Islands
Genie Financial Services Europe Limited	United Kingdom
Genie France S.A.R.L.	France
Genie Holdings, Inc.	Washington
Genie Industries Iberica, S.L.	Spain
Genie Industries, B.V.	The Netherlands
Genie Industries, Inc.	Washington
Genie International Holdings, Ltd.	United Kingdom
Genie International, Inc.	Washington
Genie Korea Ltd.	Korea
Genie UK Limited	United Kingdom
Gen-National Insurance Co. Ltd.	Bermuda
Gru Comedil S.r.l.	Italy
IMACO Blackwood Hodge Group Limited	United Kingdom

Name of Subsidiary	Jurisdiction of Incorporation
IMACO Blackwood Hodge Limited	United Kingdom
IMACO Trading Limited	United Kingdom
Industrial Conveyors Sdn Bhd	Malaysia
International Machinery Company Limited	United Kingdom
Jaques International Holdings Pty. Ltd.	Australia
Kranservice Rheinberg GmbH	Germany
Matbro (N.I.) Limited	N. Ireland
Moffett Iberica S.A.	Spain
New Terex Holdings UK Limited	United Kingdom
Noell Crane Systems (China) Limited	China
Noell Crane Systems GmbH	Germany
Noell Reggiane France SARL	France
Pegson Group Limited	United Kingdom
Port Software Solutions B.V.	The Netherlands
Power Legend International Limited	Cayman Islands
Power Legend Industries Limited	British Virgin Islands
Powerscreen Holdings USA Inc.	Delaware
Powerscreen International (Canada) ULC	Canada
Powerscreen International (U.K.) Limited	United Kingdom
Powerscreen International Limited	United Kingdom
Powerscreen International LLC	Delaware
Powerscreen Limited	Ireland
Powerscreen North America Inc.	Delaware
Powerscreen USA LLC	Kentucky
Powerscreen USC Inc.	Delaware
PPM Cranes, Inc.	Delaware
Schaeff & Co.	United Kingdom
Schaeff Grundbesitz GmbH & Co. OHG	Germany
Schaeff Limited	United Kingdom
Schaeff Service Limited	United Kingdom
Sempurna Enterprise (Malaysia) Sdn Bhd	Malaysia
TBA B.V.	The Netherlands
TBA Romania S.R.L.	Romania
Terex Advance Mixer, Inc.	Delaware
Terex Aerials Limited	Ireland
Terex Aerials, Inc.	Wisconsin
Terex Asia	Mauritius
Terex Australia Pty. Ltd.	Australia
Terex Betim Equipamento Ltda	Brazil
Terex Canada Ltd.	Canada
Terex Chile Limitada	Chile
Terex (China) Investment Co., Ltd.	China
Terex (Changzhou) Machinery Co., Ltd.	China
Terex Compact Germany GmbH	Germany
Terex Components GmbH	Germany
Terex Cranes (China) Manufacturing Co., Ltd.	China
Terex Cranes France SAS	France
Terex Cranes Germany GmbH	Germany

Name of Subsidiary	Jurisdiction of Incorporation
Terex Cranes Hungary Kft.	Hungary
Terex Cranes Korea Co., Ltd.	Korea
Terex Cranes Real Estate Verwaltungs GmbH	Germany
Terex Cranes Real Estate Verwaltungs GmbH & Co. KG	Germany
Terex Cranes Spain, S.A.	Spain
Terex Cranes UK Limited	United Kingdom
Terex Distribution Limited	United Kingdom
Terex Deutschland Bau-Beteiligungen GmbH	Germany
Terex Deutschland GmbH	Germany
Terex Equipment & Machinery España S.L.U.	Spain
Terex Equipment Middle East LLC	United Arab Emirates
Terex Equipment Private Limited	India
Terex European Holdings B.V.	The Netherlands
Terex Fermec SA	France
Terex Finance and Lease (China) Limited	China
Terex Financial Services, Inc.	Delaware
Terex Financial Services Europe Limited	United Kingdom
Terex GB Limited	United Kingdom
Terex Germany GmbH & Co. K.G.	Germany
Terex Global GmbH	Switzerland
Terex Hong Kong Limited	China
Terex India Private Limited	India
Terex International Financial Services Company	N. Ireland
Terex Italia S.r.l.	Italy
Terex Japan K.K.	Japan
Terex Latin America Equipamentos Ltda.	Brazil
Terex Latin America, S. de R.L. de C.V.	Mexico
Terex Lifting U.K. Limited	United Kingdom
Terex Makina Satis Anonim Sirketi	Turkey
Terex Master Trust	Delaware
Terex Material Handling (Middle East) FZE	Dubai
Terex Material Handling A/S	Denmark
Terex Material Handling AG	Switzerland
Terex Material Handling GmbH	Austria
Terex Material Handling (Shanghai) Co. Ltd.	China
Terex Material Handling spol. s.r.o.	Czech Republic
Terex Material Handling Sp. z o.o.	Poland
Terex Material Handling Trading (Shanghai) Co. Ltd.	China
Terex Material Handling Unipessoal Lda.	Portugal
Terex Malaysia Sdn Bhd	Malaysia
Terex MHPS Corp.	Ohio
Terex MHPS GmbH	Germany
Terex MHPS IP Management GmbH	Germany
Terex MHPS (Pty) Ltd.	South Africa
Terex MHPS Real Estate Verwaltungs GmbH	Germany
Terex MHPS Real Estate GmbH & Co. KG	Germany
Terex MHPS Rus LLC	Russia
Terex MHPS (UK) Limited	United Kingdom

Name of Subsidiary	Jurisdiction of Incorporation
Terex Middle East FZE	United Arab Emirates
Terex Netherlands Holdings B.V.	The Netherlands
Terex NFLG (Quanzhou) Mobile Processing Equipment Co., Ltd.	China
Terex Operations Italy SrL	Italy
Terex Pegson Limited	United Kingdom
Terex Port Equipment Benelux	Belgium
Terex Port Equipment Maghreb S.a.r.l.	Morocco
Terex Port Equipment Southern Africa (Pty) Ltd	South Africa
Terex Port Solutions Netherlands B.V.	The Netherlands
Terex Receivables, LLC	Delaware
Terex Roadbuilding Europe N.V.	Belgium
Terex S.A. (Proprietary) Limited	South Africa
Terex Scandinavia AB	Sweden
Terex (Shanghai) Machinery Co., Ltd.	China
Terex Singapore Pte. Ltd.	Singapore
Terex South Dakota, Inc.	Delaware
Terex (Thailand) Limited	Thailand
Terex United Kingdom Limited	United Kingdom
Terex USA, LLC	Delaware
Terex Utilities, Inc.	Oregon
Terex Verwaltungs GmbH	Austria
Terex Verwaltungs GmbH	Germany
Terex Washington, Inc.	Washington
Terex-RO Corporation	Kansas
TFS Funding I, LLC	Delaware
Webster Schaeff & Co. 2000	United Kingdom

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